UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under § 240.14a-12

CareCloud, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X]	No fee required.

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VStock Transfer, LLC
18 Lafayette Place
Woodmere, New York 11598

* SPECIMEN *

1 MAIN STREET

ANYWHERE PA 99999-9999

CareCloud, Inc.

7 Clyde Road

Somerset, NJ 08873

Important Notice Regarding the Availability of Proxy Materials for The Annual Meeting of Shareholders to Be Held On June 1, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before April 29, 2022 to facilitate a timely delivery.

ACCESSING YOUR PROXY MATERIALS ONLINE

The following Proxy Materials are available to you to review at: https://ir.carecloud.com/sec-filings

-	the Company’s 2022 Proxy Statement (including all attachments thereto),
-	2021 Annual Report on Form 10-K of the Company,
-	the Proxy Card, and
-	any amendments to the foregoing materials that are required to be furnished to stockholders.

ONLINE VOTING

To vote your proxy electronically, please go to www.vstocktransfer.com/proxy
You must reference your
12-digit control number listed below.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

Have this notice available when you request a paper copy of the proxy materials:

By telephone please call (toll free) 1-855-987-8625,
or
By email at: vote@vstocktransfer.com

Please include the company name and your account number in the subject line.

CONTROL #	AC:ACCT9999

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 1, 2022

TIME

11:00 a.m., Eastern Time, on

Wednesday, June 1, 2022

PURPOSE

●	To elect to the Board of Directors (the “Board”) the following nominees presented by the Board: A. Hadi Chaudhry, John N. Daly, Mahmud Haq and Cameron P. Munter.
●	To amend our certificate of incorporation to increase CareCloud, Inc.’s (the “Company”) authorized shares of common stock from twenty-nine million shares to thirty-five million shares.
●	To amend our certificate of incorporation to increase the Company’s authorized shares of preferred stock from seven million shares to fifteen million shares.
●	To amend the Company’s Amended and Restated Equity Incentive Plan to increase the number of shares of the Company’s Common Stock issuable under the plan from 4,851,000 shares to 5,851,000 shares.
●	To amend the Company’s Amended and Restated Equity Incentive Plan to add 200,000 shares of the Company’s Series B Preferred Stock issuable under the plan.
●	To consider and act on such other business as may properly come before the Annual Meeting on any postponement(s) or adjustment(s) thereof.

DOCUMENTS

This Notice is only an overview of the Proxy Statement and proxy card included in this mailing which is also available at https://ir.carecloud.com/sec-filings. The Notice of Internet Availability will be mailed to shareholders on or about April 14, 2022.

PLACE

7 Clyde Road, Somerset, NJ 08873. You can obtain directions to the meeting by visiting https://ir.carecloud.com/news-events/annual-meeting.

CONTINGENT VIRTUAL MEETING

Due to the public health impact of the coronavirus (“COVID-19”), we will monitor the need to conduct the Annual Meeting solely by means of remote communication. In that event, we will announce the decision to do so in advance, and details on how to participate and inspect a list of shareholders of record will be set forth in a press release issued by the Company and available at https://ir.carecloud.com/news-events/annual-meeting. If you plan to attend the Annual Meeting, please check our website one week prior to the meeting. As always, you are encouraged to vote your shares prior to the Annual Meeting.

RECORD DATE

Owners of shares of the Company’s Common Stock, as of the close of business on April 4, 2022, will receive notice of, and be entitled to vote at, the Annual Meeting and any adjournments.

VOTING

Even if you plan to attend the Annual Meeting, please mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy by filing with the Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. If you are present at the Annual Meeting, you may revoke your proxy and vote in person on each matter brought before the Annual Meeting. You may also vote over the Internet using the Internet address on the proxy card. To be considered, all votes must be received by midnight on May 25, 2022.

Kimberly Blanche

General Counsel and Corporate Secretary

Dated: April 14, 2022.